Exhibit 5.1

DERRICK & BRIGGS, LLP

A PROFESSIONAL PARTNERSHIP

ATTORNEYS AND COUNSELORS AT LAW

BANCFIRST TOWER, SUITE 2700
100 N. BROADWAY AVENUE
OKLAHOMA CITY, OKLAHOMA 73102

November 5, 2021

Chesapeake Energy Corporation
1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma 73118

Re:	Chesapeake Energy Corporation – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), in connection with the registration by the Company of an additional 80,000 shares of common stock of the Company, par value $0.01 per share (the “Shares”), issuable under the outstanding restricted stock unit awards granted under the equity incentive plans (collectively, the “Plan”) of Vine Energy, Inc. (“Vine”) and assumed by the Company under the Agreement and Plan of Merger, dated as of August 10, 2021 (the “Merger Agreement”), by and among the Company, Hannibal Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Hannibal Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Vine, and Vine Energy Holdings LLC, a Delaware limited liability company. The Shares are included in a registration statement on Form S–8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2021 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus (including any prospectus supplements, the “Prospectus”), other than as expressly stated in this opinion letter with respect to the issue of the Shares. Capitalized terms not otherwise defined in this opinion letter have the meanings ascribed in the Registration Statement.

As such counsel, we have examined those matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter. We have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; and (v) that each natural person signing any document reviewed by us had the legal capacity to do so.

Chesapeake Energy Corporation

November 5, 2021

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date of this opinion letter, the issuance and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Plan’s participants, and have been issued by the Company for legal consideration (not less than par value) in the circumstances contemplated by the Plan, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Act of the State of Oklahoma.

We are opining herein as to the General Corporation Act of the State of Oklahoma, and we express no opinion with respect to any other laws. We are not rendering any opinion as to compliance with any Federal or state law, rule, or regulation relating to the Shares, or to the sale or issuance thereof. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We note that our legal opinion is an expression of professional judgment and is not a guarantee of result.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it under the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert” as used in Section 11 of the Securities Act, or the rules and regulations of the Commission thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Derrick & Briggs, LLP